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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

GENERAC HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GENERAC HOLDINGS INC.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53189

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 21, 2018

To our stockholders,

        Notice is hereby given that the 2018 annual meeting of stockholders of Generac Holdings Inc. will be held on Thursday, June 21, 2018, at 9:00 a.m. local time, at Generac corporate headquarters at S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189, for the following purposes:

  1.
  To elect the four nominees named herein as Class III directors;

  2.
  To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018;

  3.
  To vote on an advisory, non-binding "say-on-pay" resolution to approve the compensation of our executive officers;

  4.
  To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

        Holders of record of our common stock at the close of business on April 17, 2018 are entitled to notice of, and to vote at, the annual meeting. Stockholders of record may vote their shares via telephone or over the Internet or, if a paper proxy card is requested, by signing, dating and mailing the proxy card in the envelope provided or by delivering any completed proxy card at the annual meeting. Stockholders of record may also vote in person at the annual meeting. Instructions regarding all methods of voting are contained on any Notice of Internet Availability of Proxy Materials or proxy card provided. If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions you receive from your record holder.

By Order of the Board of Directors,

Raj Kanuru Senior Vice President, General Counsel, and Secretary

April 27, 2018

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING PLEASE VOTE PROMPTLY BY TELEPHONE OR THE INTERNET, OR REQUEST A PROXY CARD TO COMPLETE, SIGN AND RETURN. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

GENERAC HOLDINGS INC.

S45 W29290 Hwy. 59
Waukesha, Wisconsin 53189

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
June 21, 2018

INFORMATION CONCERNING SOLICITATION AND VOTING

        The Board of Directors (the "Board of Directors" or "Board") of Generac Holdings Inc. ("Generac," "we," "us," "our," or the "Company,") is soliciting your proxy to be voted at the Annual Meeting of Stockholders to be held on Thursday, June 21, 2018, at 9:00 a.m. local time, at Generac corporate headquarters at S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189, and any postponement or adjournment thereof.

        In accordance with rules and regulations of the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we furnish proxy materials, which include this proxy statement and the accompanying proxy card, notice of meeting, and annual report to stockholders, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability. The Notice of Internet Availability was first mailed on or before May 4, 2018 to all stockholders of record as of the record date for the annual meeting, which was the close of business on April 17, 2018.

Matters to be Considered

        At the meeting, stockholders will be asked to vote to elect the four nominees named herein as Class III directors, to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and to vote on an advisory, non-binding "say-on-pay" resolution to approve the compensation of our executive officers. See "PROPOSAL 1—ELECTION OF CLASS III DIRECTORS", "PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" and "PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION". The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Stock Outstanding and Entitled to Vote

        Holders of common stock as of the record date are entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 61,953,296 shares of common stock outstanding and entitled to vote at the annual meeting, with each share entitled to one vote.

        If you are a stockholder of record, you will need to present the Notice of Internet Availability or proxy card that you received, together with a form of personal photo identification, in order to be admitted into the meeting. If you are the beneficial owner of shares held in "street name," you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee as of the close of business on April 17, 2018, along with a form of personal photo identification. Alternatively, you may contact the broker, bank or other nominee in whose name your shares of common stock are registered and obtain a legal proxy to bring to the meeting. Audio or visual recording of any portion of the annual meeting is not permitted. No cameras, recording equipment, large bags, briefcases or packages will be allowed in the meeting or adjacent areas. All other items may be subject to search.

Information About This Proxy Statement

        Why you received this proxy statement.    These materials have been made available to you on the internet or, upon your request, have been delivered to you in printed form, because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting and any postponement or adjournment thereof. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice of Internet Availability relating to these proxy materials or copy of these materials themselves. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent:

Computershare, Inc.
P.O. Box 43078
Providence, RI 02940-3078
United States of America

By Overnight Delivery:
Computershare Inc.
250 Royall Street
Canton, MA 02021
United States of America

Telephone: 1-800-942-5909
Fax: (312) 601-2312

        Householding.    The SEC's rules permit us to deliver a single Notice of Internet Availability or set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability or proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate Notice of Internet Availability or copy of the other proxy materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you are a record holder and if you prefer to receive separate copies of the proxy materials, please contact Raj Kanuru, Senior Vice President, General Counsel, and Secretary, Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

 Voting by and Revocation of Proxies

        Stockholders of record are requested to vote by proxy in one of the following ways:

  •
  By telephone—Use the toll-free telephone number shown on the Notice of Internet Availability or any proxy card you receive;

  •
  By internet—Visit the internet website indicated on the Notice of Internet Availability or any proxy card you receive and follow the on-screen instructions;

  •
  By mail—If you request a paper proxy card by telephone or internet, you may elect to vote by mail. If you elect to do so, you should date, sign and promptly return your proxy card by mail in the postage prepaid envelope which accompanied that proxy card; or

  •
  In person—You can deliver a completed proxy card at the meeting or vote in person.

        Voting instructions (including instructions for both telephonic and Internet proxies) are provided on the Notice of Internet Availability and on any proxy card you receive. The internet and telephone proxy procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders' instructions have been recorded properly. A control number, located on the Notice of Internet Availability or proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from internet access providers and telephone companies, must be borne by the stockholder. If you submit your proxy by Internet or telephone, it will not be necessary to return a proxy card for your vote to be counted.

        If a stockholder does not submit a proxy by the internet or by telephone or return a signed proxy card, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

        If instructions are not given and you do not indicate how your shares should be voted on a proposal, the shares represented by a properly completed proxy will be voted as the Board recommends. In addition, we reserve the right to exercise discretionary authority to vote proxies, in the manner determined by the Board in its sole discretion, on any matters brought before the 2018 annual meeting for which we did not receive adequate notice under the proxy rules promulgated by the SEC.

        Any proxy signed and returned by a stockholder or submitted by telephone or via the internet may be revoked at any time before it is exercised by giving written notice of revocation to the Company's Secretary at our address set forth herein, by executing and delivering a later-dated proxy (either in writing, by telephone or via the internet) or by voting in person at the meeting. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

        If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of internet and telephone proxies for these stockholders will depend on their voting procedures.

Quorum

        The presence at the annual meeting, in person or by proxy, of the holders of at least a majority of the number of shares of common stock issued and outstanding and entitled to vote as of the record date, is required to constitute a quorum to transact business at the annual meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

 Required Votes

        Election of Nominees named herein as Class III Directors.    Proposal 1. Under our Amended and Restated Bylaws (the "Bylaws"), the affirmative vote of a plurality of shares of common stock voting on this matter at the annual meeting is required to elect each nominee named herein as a director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Accordingly, shares not voted (because of abstention, broker non-vote or otherwise) will have no effect on the outcome of the election of Directors. Notwithstanding the foregoing, if a nominee for Director receives more "withheld" or "against" votes for his or her election than votes "for" his or her election in an uncontested election at a meeting of stockholders, the Director shall, in accordance with and subject to our Corporate Governance Guidelines and Principles, promptly tender his or her resignation to the Board.

        Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.    Proposal 2, relating to the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2018, will be approved if it receives the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote. Accordingly, shares not voted (because of abstention, broker non-vote, or otherwise) will have the effect of a vote "against" approval of the resolution.

        Approval of Non-Binding "Say-on-Pay" Resolution Regarding Executive Compensation.    Proposal 3, relating to the non-binding resolution to approve our executive compensation, will be approved if it receives the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote. Accordingly, shares not voted (because of abstention, broker non-vote, or otherwise) will have the effect of a vote "against" approval of the resolution.

        Other Matters.    If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Shares Held by Brokers

        If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the annual meeting. If you do not provide voting instructions on a non-discretionary item, including the election of the nominees named herein as directors, the shares will be treated as "broker non-votes." We believe that the ratification of the appointment of Deloitte & Touche LLP (Proposal 2) is a routine matter on which brokers will be permitted to vote any unvoted shares in their discretion. We believe that election of the four nominees named herein as Class III directors (Proposal 1) and the advisory, non-binding "say on pay" resolution (Proposal 3) are non-routine matters on which brokers will not be permitted to vote any unvoted shares. "Broker non-votes" will be included in determining the presence of a quorum at the annual meeting but will have no effect on the outcome of Proposal 1 (election of the four nominees named herein as Class III directors), but will have the effect of votes "against" the approval of Proposal 3.

Proxy Solicitation

        We will bear the costs of solicitation of proxies for the annual meeting, including preparation, assembly, printing and mailing of the Notice of Internet Availability, this proxy statement, the annual report, any proxy card and any additional information furnished to stockholders. Copies of our proxy statement will be furnished, upon request, to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation material to such beneficial owners. In addition, under the terms of our engagement with Computershare Trust Company, N.A. ("Computershare") as transfer agent for the Company, Computershare provides services in connection with our annual meeting. The anticipated total cost of such engagement is $20,000, of which a small portion of such cost relates to services provided in connection with our annual meeting. Solicitation of proxies by mail may be supplemented by telephone, email or personal solicitation by Computershare or by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Independent Registered Public Accounting Firm

        A representative of Deloitte & Touche LLP, our independent accounting firm for the year ending December 31, 2017, will attend the annual meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Annual Report and Company Information

        Our Annual Report to Stockholders, which contains consolidated financial statements for the year ended December 31, 2017, is being furnished to stockholders concurrently herewith. You also may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2017 that was filed with the SEC, without charge, by writing to Generac Holdings Inc., Attn: Investor Relations, S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189. These materials will also be available without charge at "Investor Relations" on our website at www.generac.com.

PROPOSAL 1—ELECTION OF CLASS III DIRECTORS

        Our Third Amended and Restated Certificate of Incorporation provides that our Board of Directors is divided into three classes, with each class serving a consecutive three-year term. The term of the current Class III Directors will expire on the date of the 2018 annual meeting, subject to the election and qualification of their respective successors.

        In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including integrity, objectivity, sound judgment, leadership and diversity of experience (for example, in relation to finance and accounting, strategy, risk, technical expertise, policy-making, etc.). The following biographies describe the business experience of each director. Following the biographical information for each director below, we have listed qualifications that, in addition to those discussed above, the Board of Directors considered in determining whether to recommend the director be nominated for reelection.

        The nominees for election as Class III Directors at the 2018 annual meeting are described below. The Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, has nominated each of the candidates for election. If elected, each of the nominees is expected to serve for a three-year term expiring at the annual meeting of stockholders of the Company in 2021 and until their respective successors have been elected and qualified. The Board of Directors expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors may nominate.

        The Board of Directors recommends a vote FOR the Company's nominees for Class III Directors.

Nominees for Election

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class III Directors
Robert D. Dixon

58, has served as a director of Generac since March 2012. Mr. Dixon previously served as Chairman and CEO of Natural Systems Utilities LLC, a distributed water infrastructure company from 2014 to 2016. From October 2012 until March 2014, Mr. Dixon served as Chief Executive Officer of Seven Seas Water Corporation, an international services corporation. From 1983 until 2011, Mr. Dixon served in various leadership roles at Air Products and Chemicals, Inc., including Senior Vice President & General Manager.

Mr. Dixon earned a Master of Business Administration from the Pennsylvania State University and a Bachelor of Business Administration from Miami University He also attended the Advanced Management Program at INSEAD in Fontainebleau, France. Mr. Dixon also currently serves as a director of Valicor Environmental Services, a private equity-owned company that is one of the largest providers of non-hazardous wastewater treatment services in North America. Mr. Dixon has over 30 years of global management, operations and finance experience.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
David A. Ramon

62, has served as a director of Generac since April 2010. Mr. Ramon has more than 30 years of broad management, operations, and investment experience with both established and emerging companies. Mr. Ramon has served as Chairman and, since September 2014, Chief Executive Officer of Diversified Maintenance, a specialized cleaning and maintenance services corporation. He co-founded Vaduz Partners in 1998, a private investment firm for which he continues to serve as a Managing Partner. From 2000 through 2007, Mr. Ramon was also President, Chief Executive Officer, and director of USA.NET, Inc. From 1997 to 1998, he was President of the Coleman Outdoor Recreation Group. From 1993 to 1997, Mr. Ramon held various senior management positions including President and Chief Operating Officer of New World Television, Inc. and director of New World Communications Group, Inc. From 1982 to 1994, Mr. Ramon served as the Executive Vice President and Chief Financial Officer of Gillett Holdings, Inc.

Prior to 1982, Mr. Ramon was employed by Arthur Young & Company and earned a Bachelor of Business Administration degree in accounting from the University of Wisconsin. Mr. Ramon has leadership and financial experience, including as CEO, COO, President and CFO of a number of private and public companies.

William D. Jenkins, Jr.

52, has served as a director of Generac since March 2017. Mr. Jenkins currently serves as President, Chief Executive Officer, and board member of Barracuda Networks, a network technology company. From April 1998 to November 2012, Mr. Jenkins served in various roles, including president of the Backup Recovery Systems division, at EMC Corporation, an information infrastructure company. Mr. Jenkins holds a Bachelor of Science degree in general engineering from the University of Illinois and a Master of Business Administration degree from Harvard Business School.

Mr. Jenkins brings to Generac extensive management and leadership experience gained in such senior roles as Chief Executive Officer for a public technology company. He previously served on two public company Boards, including as Lead Director and on the Compensation and Audit Committees for Apigee Corporation (acquired by Google, Inc.), and on the Audit Committee for Nimble Storage, Inc. (acquired by HPE).

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Kathryn V. Roedel

57, has served as a director of Generac since December 2016. Ms. Roedel currently serves as a corporate director for The Jones Family of Companies, a private, family-owned manufacturer serving the mattress and janitorial industries, and on the board of Columbus McKinnon Corporation, a public company that designs and manufactures material handling systems. From 2005 to 2016, Ms. Roedel served in various leadership roles at Select Comfort Corporation, including most recently as Executive Vice President and Chief Services and Fulfillment Officer. From 1983 to 2005, Ms. Roedel held various leadership positions at General Electric ("GE"), including General Manager of Global Supply Chain Strategy for GE Healthcare.

Ms. Roedel graduated with a B.S., Mechanical Engineering from Michigan State University, and has over 30 years of extensive global general management, operations, supply chain, and services experience.

Other Members of the Board of Directors

        Including the nominees, the Board of Directors currently consists of ten (10) directors, each of whom, other than the nominees, is described below. The terms of the Class I Directors expire at the 2019 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors. The terms of the Class II Directors expire at the 2020 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class I Directors
John D. Bowlin

67, has served as a director of Generac since December 2006. Mr. Bowlin served as a consultant to CCMP Capital Advisors, LLC from January 2008 through December 2011. Mr. Bowlin previously served as President and Chief Executive Officer of Miller Brewing Company from 1999 until 2003. From 1985 until 2002, Mr. Bowlin was employed by Philip Morris Companies, Inc., in various leadership capacities, including President, Kraft International, Inc. (1996-1999), President and Chief Operating Officer, Kraft Foods North America (1994-1996), President and Chief Operating Officer, Miller Brewing Company (1993-1994), and President, Oscar Mayer Food Corporation (1991-1993). He currently serves as a director of the Vitamin Shoppe, Inc. He previously served as a director of the Schwan Food Company, a director of Quiznos and a director and Non-Executive Chairman of Spectrum Brands and the Pliant Corporation. Mr. Bowlin holds a Bachelor of Business Administration from Georgetown University and a Master of Business Administration from Columbia University.

Mr. Bowlin has extensive leadership skills and operations experience in senior positions, including as Chairman, Chief Executive Officer and Chief Operating Officer for a number of private companies and divisions of public companies.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Aaron P. Jagdfeld President and Chief Executive Officer

46, has served as our President and Chief Executive Officer since September 2008 and as a director since November 2006. Mr. Jagdfeld has served as our Executive Chairman since February 2016. Prior to becoming President and Chief Executive Officer, Mr. Jagdfeld worked for Generac for 15 years. He began his career in the Finance Department in 1994 and became our Chief Financial Officer in 2002. In 2007, he was appointed President and was responsible for sales, marketing, engineering and product development. Prior to joining Generac, Mr. Jagdfeld worked in the audit practice of the Milwaukee, Wisconsin office of Deloitte & Touche. Mr. Jagdfeld holds a Bachelor of Business Administration in Accounting from the University of Wisconsin-Whitewater. Mr. Jagdfeld also currently serves as a director of The Hillman Group.

As the Chief Executive Officer and the only management representative on the Board, Mr. Jagdfeld provides valuable insight to the Board into the day-to-day business issues facing the Company. Since joining the Company, he has played a pivotal role in navigating the Company through our initial public offering, significant business growth, a number of acquisitions and our international expansion. Mr. Jagdfeld has extensive finance and operational experience and has high-level leadership experience within the Company.

Andrew G. Lampereur

55, has served as a director of the Company since March 2014. Between 1993 and 2016, Mr. Lampereur served in a number of leadership positions at Actuant Corporation, a global diversified company, including most recently as Executive Vice President and Chief Financial Officer from August 2000. Prior to 1993, Mr. Lampereur held various financial positions with Fruehauf Trailer Corporation, Terex Corporation, and Price Waterhouse. He also previously served on the Board of Directors of Robbins & Myers.

Mr. Lampereur graduated with a Bachelor of Business Administration from St. Norbert College, and is also a Certified Public Accountant. Mr. Lampereur contributes over 25 years of senior-level financial experience in a variety of businesses complementary to Generac, including as a chief financial officer and director of a multi-national public company.

Class II Directors
Todd A. Adams

47, has served as a director of Generac since October 2013. Since September 2009, Mr. Adams has served as President, Chief Executive Officer of Rexnord Corporation ("Rexnord"), an industrial company. He has also served as a Director of Rexnord since October 2009, and previously served as Senior Vice President and Chief Financial Officer of Rexnord from April 2008 to September 2009. Mr. Adams currently serves as a Director of Badger Meter, Inc.

Name and present position, if any, with the Company	Age, period served as a director, other business experience

Mr. Adams earned his Bachelor of Business Administration in Finance from Eastern Illinois University, and brings to Generac extensive management and leadership experience gained in such senior roles as Chief Executive Officer and Chief Financial Officer for a multi-national public company.

Bennett J. Morgan

54, has served as a director of Generac since November 2013, and was elected as Lead Director in February 2018. Between 1987 and 2016, Mr. Morgan served in various leadership positions at Polaris Industries, Inc. ("Polaris"), including most recently as President and Chief Operating Officer from 2005 until his retirement in May 2016.

Prior to joining Polaris, Mr. Morgan earned his Master of Business Administration from the Carlson School of Management at the University of Minnesota and his Bachelor of Science in Economics from St. John's University. Mr. Morgan brings to Generac extensive leadership skills, and over 25 years of expertise in international consumer durables products, dealer distribution, and product development and innovation in such senior roles as President and Chief Operating Officer.

Dominick P. Zarcone

59, was elected to serve as a director of Generac in January 2017. Mr. Zarcone currently serves as President and Chief Executive Officer and as a Director of LKQ Corporation, a global distributor of vehicle parts and accessories. Previously, Mr. Zarcone served as Chief Financial Officer of LKQ Corporation from 2015 until 2017. Between 1995 and 2015, he served in various leadership positions at Baird Financial Group, a capital markets and wealth management company, and certain of its affiliates, including most recently as Managing Director and Chief Financial Officer from 2011 to 2015. Prior to 1995, he was with the investment banking company Kidder, Peabody & Co., Incorporated, most recently as Senior Vice President of Investment Banking.

Mr. Zarcone brings to Generac extensive management and leadership experience as a senior executive gained in roles as Chief Executive Officer and Chief Financial Officer of a public corporation, and over 25 years of expertise in investment banking and capital markets.

CORPORATE GOVERNANCE

Board of Directors Independence Standards for Directors

        Pursuant to our Corporate Governance Policy, a copy of which is available on our website at www.generac.com, the Board of Directors is required to affirmatively determine whether our directors are independent under the listing standards of the New York Stock Exchange ("NYSE"), the principal exchange on which our common stock is traded.

        During its annual review of director independence, the Board of Directors considers all information it deems relevant, including without limitation, any transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board of Directors also considers the recommendations of the Nominating and Corporate Governance Committee, which conducts a separate independence assessment of all directors as part of its nomination process for the Board of Directors and its respective committees. The purpose of this review is to determine whether any such relationship or transaction is considered a "material relationship" that would be inconsistent with a determination that a director is independent. The Board of Directors has not adopted any "categorical standards" for assessing independence, preferring instead to consider all relevant facts and circumstances in making an independence determination including, without limitation, applicable independence standards promulgated by the NYSE.

        As a result of this review, the Board of Directors affirmatively determined that John Bowlin, Robert Dixon, David Ramon, Kathryn Roedel, Bennett Morgan, Todd Adams, Andrew Lampereur, Dominick Zarcone and William Jenkins are independent directors under the applicable rules of the NYSE.

Committees of the Board of Directors

        Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board of Directors has adopted charters for each of its standing committees. Copies of our committee charters are posted on our website at www.generac.com.

Audit Committee

        The members of the Audit Committee are Andrew Lampereur (Chair), David Ramon, Robert Dixon and Dominick Zarcone. The Board has determined that each of Messrs. Lampereur, Ramon, Dixon, and Zarcone is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the Audit Committee. All members of the Audit Committee meet all applicable independence standards under the NYSE corporate governance standards and applicable SEC and IRS rules.

        The Audit Committee, among other things, assists the Board of Directors in fulfilling its responsibility relating to (a) the integrity of our financial statements, (b) our systems of internal controls and disclosure controls and procedures, (c) our compliance with applicable law and ethics programs, (d) the annual independent audit of our financial statements, and (e) the evaluation of financial and enterprise risks. In connection with its review of the Company's financial statements, the Audit Committee receives reports from the Company's Chief Financial Officer and the Company's independent registered public accounting firm regarding significant risks and exposures and assesses management's steps to minimize them. The Audit Committee also reviews material legal and regulatory matters and compliance with significant applicable legal, ethical, and regulatory requirements, and receives reports from the Company's management relating to these matters.

        In discharging its duties, the Audit Committee has the sole authority to select, retain, oversee, and terminate, if necessary, the independent registered public accounting firm, review and approve the scope of the annual audit, review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non-audit services, meet independently with our independent registered public accounting firm and senior management, review the integrity of our financial reporting process and review our financial statements and disclosures and certain SEC filings and financial press releases.

        The Audit Committee formally met nine (9) times in 2017, and members of the Audit Committee also met informally among themselves, with management and with other members of the Board from time to time. Decisions regarding audit-related matters were approved by our Board after taking into account the recommendations of the Audit Committee and its members. The Audit Committee maintains a committee charter and meets with our independent registered public accounting firm without management present on a regular basis.

Compensation Committee

        The members of the Compensation Committee are Todd Adams (Chair), Bennett Morgan, John Bowlin, and William Jenkins. All members of the Compensation Committee meet all applicable independence standards under the NYSE corporate governance standards and applicable SEC and IRS rules.

        The Compensation Committee plays an integral role in the Company's processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee determines the compensation policies and individual compensation decisions for our executive officers, and ensures that these policies and decisions are consistent with overall corporate performance. The Compensation Committee, in conjunction with the Nominating and Corporate Governance Committee as needed, reviews the form and amount of director compensation and makes recommendations to the Board related thereto. The Compensation Committee has the authority to approve all stock option grants and other equity awards to our employees, directors, and executive officers. The Compensation Committee also reviews and recommends to the Board of Directors the target annual incentive pool, the annual performance objectives for participants, and actual payouts to participants, including the executive officers. In setting compensation, the Compensation Committee works with its independent compensation consultant and management to create incentives that encourage an appropriate level of risk-taking that is consistent with the Company's business strategy and maximization of stockholder value.

        The Compensation Committee has sole decision-making authority with respect to all compensation decisions for our executive officers, including annual incentive plan awards and grants of equity awards subject to further action of the Board as the Board shall determine. The Compensation Committee is responsible for finalizing and approving the performance objectives relevant to the compensation of our CEO and other executive officers. The Compensation Committee is responsible for finalizing and approving the performance objectives relevant to the compensation of our CEO and other executive officers.

        The Compensation Committee's recommendations are developed with input from our CEO and, where appropriate, other senior executives. The Compensation Committee reviews management recommendations and input from compensation consultants, along with other sources of data when formulating its independent recommendations to the Board of Directors. A discussion and analysis of the Company's compensation decisions regarding the executive officers named in the Summary Compensation Table appears in this proxy statement under the heading "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis."

        To assist it in performing its duties, the Compensation Committee has the authority to engage outside consulting firms. The Compensation Committee engaged Willis Towers Watson & Co. ("Willis Towers Watson") as its independent compensation consultant effective September 2014. In its capacity as outside and independent compensation consultants, Willis Towers Watson reports directly to the Compensation Committee.

        The Compensation Committee has sole authority to replace compensation consultants retained from time to time, and to hire additional Compensation Committee consultants at any time. Representatives from outside consulting firms engaged by the Compensation Committee attend meetings of the Compensation Committee, as requested, and communicate with the Chairman of the Compensation Committee between meetings; however, the Compensation Committee is responsible for making recommendations to the Board of Directors regarding the compensation of our executive officers, and the Board of Directors has sole and ultimate decision-making authority in this regard.

        The Compensation Committee assessed the independence of Willis Towers Watson pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently advising the Compensation Committee.

        The Compensation Committee reviews and discusses with management proposed Compensation Discussion and Analysis disclosures and determines whether to recommend the Compensation Discussion and Analysis to the Board of Directors for inclusion in the Company's proxy statement and annual report. The recommendation is described in the Compensation Committee Report included in this proxy statement.

        The Compensation Committee formally met five (5) times in 2017, and members of the Compensation Committee also met informally among themselves, with management and with other members of the Board and Willis Towers Watson from time to time. Decisions regarding executive compensation were approved by our Board after taking into account the recommendations of the Compensation Committee and its members.

Nominating and Corporate Governance Committee

        The members of the Nominating and Corporate Governance Committee are Robert Dixon (Chair), Bennett Morgan, and Kathryn Roedel. All members of the Nominating and Corporate Governance Committee meet all applicable independence standards under the NYSE corporate governance standards and applicable SEC and IRS rules.

        The Nominating and Corporate Governance Committee (a) identifies candidates to serve as directors and on committees of the Board of Directors, (b) develops, recommends, and reviews our corporate governance guidelines on a regular basis, and (c) assists the Board of Directors in its annual review of the Board of Directors' performance. The Nominating and Corporate Governance Committee also undertakes such other tasks delegated to the committee by the Board of Directors.

        The Nominating and Corporate Governance Committee formally met four (4) times in 2017, but members of the Nominating and Corporate Governance Committee met informally among themselves, with management and other members of the Board from time to time. Decisions regarding board nominations and corporate governance-related matters were approved by our Board after taking into account the recommendations of the Nominating and Corporate Governance members.

Criteria for Director Nominees

        In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including integrity, objectivity, sound judgment, leadership and diversity of experience (for example, in relation to finance and accounting, international operations, strategy, risk, technical expertise, policy-making, etc.). Annually, the Nominating and Corporate Governance Committee assesses the composition of the Board of Directors, including the Committee's effectiveness in balancing the above considerations.

        Other than the foregoing, there are no minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to, and a potential or incumbent director will not necessarily satisfy all of, the foregoing criteria and in evaluating a candidate does not distinguish on the basis of whether the candidate was recommended by a stockholder. Accordingly, the Nominating and Corporate Governance Committee does not have a formal diversity policy but considers diversity of experience, as noted above, as a component of evaluating the composition of the Board of Directors in connection with the annual nomination process.

Process for Identifying and Evaluating Director Nominees

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee based on the criteria listed above. Current members of the Nominating and Corporate Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Executive search firms may also be retained to identify qualified individuals.

Stockholder Nominations

        Our Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company's annual meeting of stockholders. To make a nomination for election to the Board of Directors, a stockholder must submit his or her nomination by providing the person's name and appropriate background and biographical information by writing to the Nominating and Corporate Governance Committee at Generac Holdings Inc., Attn: Raj Kanuru, Senior Vice President, General Counsel, and Secretary, S45 W29290 Hwy 59, Waukesha, Wisconsin 53189. A stockholder's nomination must be received by the Company's Secretary (i) no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the previous year's annual meeting of stockholders, (ii) in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company, or (iii) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. A stockholder nomination must be accompanied by the information required by the Bylaws with respect to a stockholder director nominee.

        We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company. See "PROPOSALS BY STOCKHOLDERS" for the deadline for nominating persons for election as directors at our 2019 annual meeting of stockholders.

Board of Directors Role in Risk Oversight

        Our Board and management continually monitor the material risks facing our Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. Management regularly reports to the Board on its activities in monitoring and mitigating such risks. Overall responsibility for risk oversight rests with our Board. In addition, the Board may delegate risk oversight responsibility to a particular committee in situations in which the risk falls within the committee's area of focus or expertise. Our Board believes that for certain areas of risk, our Company is better served by having the initial risk evaluation and risk monitoring undertaken by a subset of the entire Board that is more focused on the issues pertaining to the particular risk. For instance, our Compensation Committee assists the Board in evaluating risks relating to our compensation policies and procedures. Also, our Audit Committee assists the Board in fulfilling the Board's oversight responsibility relating to the evaluation of financial and enterprise risks. As it deems necessary, the respective committee to which oversight and monitoring of a particular risk has been assigned reports on risk exposures and mitigation strategies with respect to such risk to the entire Board.

Board of Directors Leadership Structure

        Aaron Jagdfeld has served as a director of the Company since 2006 and is the Company's Chairman of the Board, President and Chief Executive Officer. Bennett Morgan serves as Lead Director. The Lead Director has broad responsibility and authority, including to:

  •
  Review the agendas for and preside over meetings of the independent directors.

  •
  Preside at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent Directors.

  •
  Call meetings of the independent Directors.

  •
  Serve as the principal liaison between the Chairman and the independent Directors.

  •
  Consult with the Chairman regarding:

  •
  Information sent to the Board of Directors, including the quality, quantity, appropriateness, and timeliness of such information.

  •
  Meeting agendas for the Board of Directors.

  •
  The frequency of Board of Directors meetings and meeting schedules, assuring there is sufficient time for discussion of all agenda items.

  •
  Be available, when appropriate, for consultation and direct communication with stockholders.

  •
  Select, retain, and consult with outside counsel and other advisors as the Lead Director deems appropriate.

        Periodically, our Board assesses these roles and the board leadership structure to ensure the interests of the Company and its stockholders are best served. Our Board has determined that its current structure, with a combined Chairman and CEO role and an independent Lead Director is in the best interests of the Company and its stockholders at this time based on a number of factors, including:

  •
  A combined Chairman and CEO structure provides the Company with decisive and effective leadership with clearer accountability to our stockholders and customers.

  •
  The combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board of Directors, and the independent leadership provided by our Lead Director and independent committee chairs.

  •
  The Board believes that the appointment of a strong independent Lead Director and the use of regular executive sessions of the non-management Directors, along with the Board's strong committee system and all Directors being independent except for Mr. Jagdfeld, allow it to maintain effective oversight of management.

        Stockholders and other parties interested in communicating directly with Mr. Morgan as Lead Director may do so by writing to Mr. Morgan, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

Attendance at Meetings

        It is our policy that each director is expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, Board of Directors and committees of which he or she is a member.

        In 2017, the Board of Directors held six (6) meetings (including regularly scheduled and special meetings) and took action by unanimous written consent from time to time. All incumbent directors attended at least 75% of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).

Stockholder Communications with the Board of Directors

        Stockholders and other parties interested in communicating directly with the Board of Directors, whether individually or as a group, may do so by writing to the Board of Directors, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189. The Secretary will review all correspondence and regularly forward to the Board of Directors all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that the Secretary otherwise determines requires attention. Concerns relating to accounting, internal controls, or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee. We have adopted a Whistleblower Policy, which establishes procedures for submitting these types of concerns, either personally or anonymously through a toll free telephone "hotline" or web transmission operated by an independent party. Our Whistleblower Policy can be found on the Company's website at www.generac.com.

        Stockholders and other parties interested in communicating directly with Andrew Lampereur, as Chairman of the Audit Committee, may do so by writing to Mr. Andrew Lampereur, Chairman, Audit Committee, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

Code of Ethics and Business Conduct

        We have adopted a Code of Ethics and Business Conduct (the "Code"), that applies to all of our directors, officers and employees, including our principal executive officer and principal financial accounting officer. In addition, we have adopted a Supplemental Code of Ethics and Conduct (the "Supplement") that applies to all of our directors and executive officers, including our principal executive officer and principal financial accounting officer. The Code and Supplement are both posted on our website at www.generac.com. Any amendments to, or waivers under, our Code or Supplement which are required to be disclosed by the rules promulgated by the SEC will be disclosed on the Company's website at www.generac.com.

Corporate Governance Guidelines and Principles

        We have adopted Corporate Governance Guidelines and Principles. These guidelines outline the role of our Board of Directors, the composition and operating principles of our Board of Directors and its committees and our Board of Directors' working process. Our Corporate Governance Guidelines and Principles are posted on our website at www.generac.com.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the Securities and Exchange Commission reports of ownership of company securities and changes in reported ownership. Officers, directors, and greater than ten percent stockholders, are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2017 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, with the exception of a Form 4 reporting a transaction which was inadvertently filed late by Mr. Minick on November 7, 2017 and a Form 3 which was inadvertently filed late by Mr. Wilde on November 22, 2017.

Compensation Committee Interlocks and Insider Participation

        For 2017, the members of our Compensation Committee were Todd Adams, Bennett Morgan, John Bowlin, and William Jenkins. No member of the Compensation Committee was, during 2017 or previously, an officer or employee of Generac or its subsidiaries. In addition, during 2017, there were no Compensation Committee interlocks required to be disclosed.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

        The following table shows information regarding the beneficial ownership of our common stock as of April 17, 2018 by:

  •
  each person or group who is known to own beneficially more than five percent of our common stock;

  •
  each member of our Board of Directors, each nominee for election as a director, and each of our named executive officers; and

  •
  all members of our Board of Directors and our executive officers as a group.

        Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

        Unless otherwise indicated, the address for each holder listed below is c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

Name and address of beneficial owner	Number of Shares	Percentage of Shares
Principal stockholders
EdgePoint Investment Group Inc.(1)	8,989,325	14.5%
The Vanguard Group(2)	5,342,873	8.6%
Capital Research Global Investors(3)	5,127,910	8.3%
FMR, LLC(4)	3,967,450	6.4%
BlackRock, Inc.(5)	3,933,929	6.3%
Directors and Named Executive Officers(6)(7)
Aaron Jagdfeld	1,240,839	2.0%
York Ragen	270,328	0.4%
Russell Minick	53,875	0.1%
Patrick Forsythe	58,261	0.1%
Erik Wilde	11,630	*
John Bowlin	81,181	0.1%
David Ramon	26,988	*
Todd Adams	17,390	*
Bennett Morgan	13,725	*
Robert Dixon	11,662	*
Andrew Lampereur	9,990	*
William Jenkins	4,535	*
Dominick Zarcone	3,213	*
Kathryn Roedel	2,833	*
All members of the Board of Directors and executive officers as a group (16 persons)	1,847,307	3.0%

*
Less than 0.1%

(1)
Based on information obtained from Amendment No. 3 to Schedule 13G filed by EdgePoint Investment Group Inc. ("EdgePoint") on February 13, 2018. According to that report, EdgePoint possesses shared power to vote or to direct the voting of 8,989,325 of such shares and possesses shared power to dispose or to direct the disposition of 8,989,325 of such shares. In addition, according to that report, EdgePoint's business address is 150 Bloor Street West, Suite 500, Toronto, Ontario M5S 2X9, Canada.

(2)
Based on information obtained from Amendment No. 4 to Schedule 13G filed by The Vanguard Group ("Vanguard") on February 9, 2018. According to that report, Vanguard possesses shared power to vote or to direct the voting of 7,901 of such shares and possesses shared power to dispose or to direct the disposition of 121,516 of such shares and possesses sole power to vote or to direct the voting of 118,052 of such shares and possesses sole power to dispose or to direct the disposition of 5,221,357 of such shares. In addition, according to that report, Vanguard's business address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
Based on information obtained from Amendment No. 2 to Schedule 13G filed by Capital Research Global Investors ("Capital") on February 14, 2018. According to that report, Capital possesses sole power to vote or to direct the voting of 5,127,910 of such shares and possesses sole power to dispose or to direct the disposition of 5,127,910 of such shares. In addition, according to that report, Capital's business address is 333 South Hope Street, Los Angeles, CA 90071.

(4)
Based on information obtained from Schedule 13G filed by FMR LLC, Fidelity Management & Research Company, Fidelity (Canada) Asset Management ULC., Strategic Advisors, Inc. and Abigail P. Johnson (collectively, "FMR LLC") on February 13, 2018. According to that report, FMR LLC possesses sole power to vote 737,439 of such shares and possesses sole power to dispose 3,967,450 of such shares. In addition, according to that report, FMR LLC's business address is 245 Summer Street, Boston, Massachusetts 02210.

(5)
Based on information obtained from Amendment No. 3 to Schedule 13G filed by Blackrock, Inc. on January 25, 2018. According to that report, Blackrock, Inc. possesses sole power to vote 3,796,934 of such shares and possesses sole power to dispose 3,933,929 of such shares. In addition, according to that report, Blackrock, Inc.'s business address is 55 East 52nd Street, New York, New York 10022.

(6)
With respect to Messrs. Jagdfeld, Ragen, Minick, Forsythe and Wilde, the number of shares beneficially owned includes 297,268, 191,514, 25,620, 34,703 and 1,601 shares respectively, which may be acquired pursuant to options issued under the Omnibus Plan because such options are exercisable within 60 days. The respective number of shares for the individuals mentioned above were in each case also added to the denominator for purposes of calculating the percentage ownership of that individual.

(7)
With respect to Ms. Roedel and Messrs. Morgan, Adams, Lampereur, Zarcone, Dixon, and Jenkins, the number of shares beneficially owned includes 2,833, 469, 3,314, 3,322, 380, 1,417, and 1,417 Deferred Stock Units, respectively, all of which were issued pursuant to the Company's Deferred Stock Unit Plan for Non-Employee Directors, effective April 1, 2017.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis (CD&A) describes our executive compensation program. It provides an overview of the 2017 compensation for the following named executive officers, practices and policies, and how the Compensation Committee made its decisions.

Named Executive Officer	Title
Aaron Jagdfeld	President, Chief Executive Officer & Chairman
York Ragen	Chief Financial Officer
Russell Minick	Chief Marketing Officer
Patrick Forsythe	Executive Vice President, Global Engineering
Erik Wilde	Executive Vice President, Industrial Americas

2017 Business Highlights & Performance

        During 2017 we began to see a significant improvement in a number of our end markets, as net sales increased 16% to approximately $1.7 billion as compared to $1.4 billion in 2016. Organic sales growth during the year was strong at 11%, which benefitted from improving end market fundamentals for domestic residential products from heightened power outage activity, the significant recovery in demand for our domestic mobile products, and the strong organic sales growth experienced in the International segment. This organic sales growth was leveraged into strong year-over-year increases in Adjusted EBITDA dollars and Adjusted EPS, and we once again generated a robust level of free cash flow of over $220 million which allowed us to again deploy cash in a variety of beneficial ways for our shareholders. Our teams at Generac provided an exceptional response during a historic hurricane season during 2017, and we continued to grow the residential standby market with new products and programs along with expanding our dealer base and retail shelf placement. We made further headway on gaining market share within domestic commercial & industrial (C&I) products by focusing on our Lead Gas initiatives and we successfully ramped production for our domestic mobile products in response to a dramatic market rebound. We also consolidated the Country Home Products (CHP) assembly and distribution operations in Winooski, Vermont into our Jefferson, Wisconsin facility. On the international front, we made encouraging progress in achieving strong synergies with the integration of Pramac, our largest acquisition to date which closed in early 2016. In Latin America, Ottomotores had a very solid year with attractive sales growth along with improving margins. We also closed in early 2017 on a smaller but strategic acquisition of the German company Motortech, which is another important component of our Lead Gas strategic initiative to bring to market new gaseous-fueled products for new applications and end markets.

        The following key financial measures demonstrate our performance results over the last three years. These are measures that are meaningful to our business strategy and stockholders, and have a direct impact on the compensation paid to our named executive officers. In 2017, we performed within the annual performance bonus plan threshold which resulted in a payout of the financial and individual performance portions of the bonus plan award for the named executives.

Total Net Sales (in millions of US$)	Adjusted EBITDA* (in millions of US$)

*
A full discussion of our use of non-U.S. generally accepted accounting principles measures to provide a baseline for evaluating and comparing our operating results, and a reconciliation of Adjusted EBITDA to net income can be found in pages 19-23 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Total Shareholder Return(1)	Cash Flow from Operations (in millions of US$)

(1)
Total Shareholder return reflects the price appreciation of Generac shares along with the assumption of special dividends being reinvested to calculate a total return to shareholders expressed as an annualized percentage.

Generac's Executive Compensation Practices

        The following best practices ensure alignment between shareholders and executives while maintaining corporate governance.

Compensation Practice	Applicable	Policy Summary
Pay for Performance	YES	Executive officer pay is based on the achievement of specific annual and long-term strategic and financial goals.
Stock Ownership Guidelines	YES	Stock ownership guidelines have been established for Executive officers and Directors.
Compensation Risk Assessments	YES	A compensation risk assessment is performed on a regular basis.
Independent Compensation Consultant	YES	An independent consultant is retained by the Compensation Committee.
Hedging of company stock	NO

Executive officers or Directors may not engage in speculative transitions in Company securities. Specifically, it is against Company policy to trade in puts or calls in Company securities or sell Company securities short.

Pledging of company stock	NO	Executive officers may not pledge Company securities or hold Company securities in margin accounts.
Tax gross-ups	NO	Executive officers do not receive tax-gross ups either directly or indirectly.
Dividends on unearned performance awards	NO	Executive officers do not receive dividends on unearned performance awards.
"Single trigger" change in control provisions	NO	Executive officers do not have severance arrangements that trigger solely by virtue of a change in control

ABOUT OUR EXECUTIVE COMPENSATION PROGRAM

  Philosophy and Objectives

        We believe that the compensation program for our executives should directly support the achievement of specific annual, long-term and strategic goals of the business, and, thereby, align the interests of executives with the interests of our stockholders. Our compensation program is designed to provide a balanced program that rewards corporate, business and individual results that support the Company's strategic plan, with a focus on performance-based compensation. The program's strong pay-for-performance alignment is an important part of our continuing commitment to enhancing long-term stockholder value. We also believe that stockholders are best served when we are able to attract and retain high caliber executive talent. To that end, we offer competitive base salary, as well as annual and long-term incentive opportunities, which encourage specific performance and reward the successful efforts of our executives. Within this context, the three major objectives for our executive compensation program are:

  •
  Alignment:  Link executive long-term incentive awards and annual bonuses with increases in stockholder value, as well as align stockholder and executive interests by requiring meaningful executive stock ownership levels.

  •
  Motivation:  Motivate executives to be accountable for achievement of our strategic and financial objectives.

  •
  Retention and Attraction:  Retain and attract senior executives, as well as other management personnel, by offering market competitive levels of compensation and incentive upside opportunity.

        To achieve these objectives, we have structured a compensation program that provides our executives with the following:

Pay Element	Form	Purpose
Base Salary	Cash (Fixed)	Reflects position responsibilities, competitive market rates, strategic importance of the position and individual experience.
Annual Performance Bonus Plan	Cash (Variable)

Rewards achievement of Generac's annual financial goals as defined by the Compensation Committee and other qualitative and quantitative performance objectives as determined by the Compensation Committee.

Long-Term Incentives	Equity (Variable)	Rewards strong performance with incentives that focus our executive team on creating stockholder value over the long-term.

        Generally, the total direct compensation of our executives, including base pay, annual bonus and long-term incentives, is performance based and market driven. The Compensation Committee believes this construct results in a fair level of pay for target performance, and an above-market opportunity if the executive team builds share value in a sustainable way. We target cash compensation (base salary and annual bonus) around the median of our market and compensation peer group, taking into account the relative responsibilities of our executives. In general, we intend to target long-term incentives above the median and up to the 75th percentile of market to encourage the sustainability of the business and drive long-term stockholder value creation. Actual total compensation in any given year may be above or below the target level based on individual and corporate performance.

Target Pay Mix

        The charts below show that the majority of our named executives' total target direct compensation in 2017 is variable and performance based:

HOW COMPENSATION DECISIONS ARE MADE

Role of the Compensation Committee and Management

        The Compensation Committee, composed solely of independent directors, is responsible for making executive compensation decisions for the named executive officers. The Compensation Committee works closely with its independent compensation consultant and management to examine pay and performance matters throughout the year.

        Each year, the CEO and CFO establish a budget, which is approved by the Board of Directors. The budget establishes sales targets and other performance-related goals, which gives the Compensation Committee a basis for approving financial and individual performance targets under the annual incentive plans for the year. The Compensation Committee also reviews the established goals and objectives related to the compensation of the named executive officers. During this review, the Compensation Committee considers the balance between short-term cash compensation and long-term incentives, evaluates the performance of the named executive officers in light of established goals and objectives, considers prior performance and our relative stockholder return and sets the compensation levels of the named executive officers based on that evaluation. The Compensation Committee uses market and peer group data to determine appropriate total direct compensation levels (consisting of base salary, annual bonus and long-term incentives) for the named executive officers (see "Assessing External Market Practice" below for more information). Finally, in making subjective evaluations of the overall performance of named executive officers, the Compensation Committee considers the named executive officers' performance from the perspective of our core values and our leadership competencies, which include practicing integrity, driving innovation, demonstrating agility, operational excellence, developing employees, and environmental stewardship.

        The CEO and Executive Vice President, Human Resources may also provide the Compensation Committee with additional analyses and recommendations that reflect such factors as level of experience, time in the position and applicable skill set as to the compensation of the named executive officers, although neither the CEO nor the Executive Vice President, Human Resources makes recommendations with respect to his or her own compensation.

The Role of the Independent Consultant

        In 2017 the compensation consultant provided advice to the Compensation Committee regarding base pay, use of peer group data, annual and long-term incentive design, and the CEO pay ratio along with a variety of other compensation-related topics. The Compensation Committee has assessed the independence of Willis Towers Watson pursuant to the SEC rules and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently advising the Compensation Committee.

Assessing External Market Practice

        Attracting and incentivizing high caliber executive talent is a critical part of our compensation philosophy and leadership strategy. Therefore, integral to our approach for setting compensation levels is ensuring we have a competitive pay framework. In support of this objective, annually Willis Towers Watson provides the Compensation Committee with compensation data with respect to similarly sized manufacturing companies in the identified peer group and amongst similarly-sized sized general industry companies from a published survey perspective. In 2017 the Compensation Committee considered both of these sources in determining competitive total direct compensation benchmarks for our CEO, CFO and CMO. Published industry specific market survey data was considered in determining market total direct compensation benchmarks for other executives. The Compensation Committee has generally targeted total cash compensation for our named executive officers around the market median, and it has targeted long-term incentive grant values above the market median, with the goal of setting total direct compensation at or above the market median. However, annual incentive opportunity is set such that if the Company achieves outstanding financial performance in a particular year, total cash compensation can be above the market median.

        Peer group membership is also reviewed annually. In 2017, the Compensation Committee concluded no changes were necessary for shifts related to company size, focus or business model over the past fiscal year. The Compensation Committee examined the practices of the following peer group companies that most closely approximate the size, scope and complexity of our business:

A.O. Smith	Brady	Graco Inc	Regal Beloit Corp
Actuant	Briggs & Stratton	Hubbell Inc.	Rexnord
Acuity	Donaldson Co Inc.	Idex Corp.	Snap-On Inc
Altra Industrial Motion Corp	Enpro Industrial Inc.	Nordson Corp	Toro Co
Barnes Group Inc.	Franklin Electric Co, Inc.	Powell	Watts Water Technologies, Inc.

2017 EXECUTIVE COMPENSATION PROGRAM DECISIONS

Base salary

        The Compensation Committee reviews and approves base salary levels at the beginning of each year. The following decisions reflect the Compensation Committee's consideration of external market practices, peer and published survey data and other factors including the individual's role and performance, time in position and industry experience and are intended to more closely align pay with market-competitive levels.

Named Executive Officer	Annual Base Salary at 12/31/2016	Annual Base Salary at 12/31/2017	% Change
Aaron Jagdfeld	$800,000	$830,000	3.8%
York Ragen	$400,000	$410,000	2.5%
Russell Minick	$405,000	$420,000	3.7%
Patrick Forsythe	$357,000	$366,000	2.5%
Erik Wilde	$340,000	$345,000	1.5%

        In March 2017, the Compensation Committee increased Mr. Jagdfeld's base salary to $830,000 to further align his pay to competitive levels. Messrs. Ragen, Minick, Forsythe and Wilde received a base salary increase for 2016 performance and market considerations.

        In March 2018, the Compensation Committee sought to further address market considerations and recognize the contributions of Mr. Jagdfeld with an increase to $870,000. The Compensation Committee increased Messrs. Minick and Forsythe to acknowledge performance and for Messrs. Ragen and Wilde to address both performance and market considerations. The Compensation Committee approved an increase for Mr. Ragen to bring his base salary to $425,000, an increase for Mr. Minick to bring his salary to $435,000, an increase for Mr. Forsythe to bring his base salary to $377,000 and an increase for Mr. Wilde to bring his salary to $358,000.

Annual Performance Bonus Plan

        Under the Annual Performance Bonus Plan the Compensation Committee approved the 2017 Executive Management Incentive Plan. The annual bonus is calculated as a percentage of base salary and is paid in cash. For 2017, the threshold, target and maximum bonus opportunity remained at 2016 levels for Mr. Jagdfeld and all other named executive officers as follows:

Named Executive Officer	Below Threshold as a % of Base Salary	Threshold Bonus as a % of Base Salary	Target Bonus as a % of Base Salary	Maximum Bonus as a % of Base Salary
Aaron Jagdfeld	0%	16%	80%	225%
York Ragen	0%	10%	50%	125%
Russell Minick	0%	10%	50%	125%
Patrick Forsythe	0%	10%	50%	125%
Erik Wilde	0%	10%	50%	125%

2017 Annual Performance Bonus Plan Results

        For 2017, individual goals for each named executive officer were based on growing our portion of the residential market, increasing industrial market share, geographic expansion (organic and inorganic), achieving the 2017 financial budget of $319.3 million (target) in Adjusted EBITDA, $295 million (target) in Operating Free Cash Flow (OFCF) and numerous other goals related to product and organizational development. The 2017 Annual Performance Bonus Plan payout is based on the Company's performance against the Adjusted EBITDA goal and Operating Free Cash flow. Both are calculated using a multiplier based on a sliding scale ranging from zero (0) to three (3) for each component. For 2017, achievement of the above stated financial targets would result in an overall 1.4X bonus multiplier for all components under the plan. For 2017, actual Company Adjusted EBITDA, before deduction for non-controlling interests, was $317.7 million, which fell slightly short of the target resulting in a 1.2X multiplier for the 50% EBITDA portion. The actual OFCF was $292.8 million, also slightly short of the target and resulting in a 1.2X multiplier for the 25% OFCF portion. The level of Adjusted EBITDA achieved corresponds to the resulting 1.2X multiplier opportunity for the 25% individual performance portion of the bonus plan

        The Compensation Committee maintains its discretion to make downward adjustment of annual performance bonuses, regardless of the outcome under incentive bonus formulas. No downward adjustments were made in the 2017 payments.

Long-Term Incentives

        Generac believes that equity awards and other forms of long-term incentive compensation are a critical component of a competitive, comprehensive executive compensation program. Consequently, pursuant to the "2010 Equity Incentive Plan", the Company has made annual equity awards to its named executive officers ("NEOs") since 2012.

        Our long-term incentive program is designed to reward our executives for their contribution to the Company's long-term growth and performance, and to better align the interests of our named executive officers with those of our stockholders. In addition, our long-term awards are used to attract and retain critical employee talent by providing a competitive market-based opportunity.

        To achieve these objectives, our long-term incentive plan provides for the ability to grant nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, other stock-based awards and performance-based compensation. In 2017, a combination of stock options, restricted stock and performance shares were granted to the named executive officers pursuant to the 2010 Equity Incentive Plan, as follows:

  •
  Fifty percent (50%) of the award was granted in the form of stock options, with those options vesting equally over the four anniversaries immediately following the date of grant.

  •
  Twenty-five percent (25%) of the award was granted in the form of restricted stock, with those shares vesting equally over the three anniversaries immediately following the grant date.

  •
  Twenty-five percent (25%) of the award was granted in the form of performance shares. Named executive officers may earn from 0% to 200% of their target performance share awards based on the achievement of specified revenue growth and EBITDA margin goals. Each performance share has a value equal to a share of common stock and the number of shares that can be earned is contingent upon Company performance over a three-year performance period, against goals approved by the Compensation Committee.

        For 2017, the award grants for the named executive officers were as follows:

Executive	Value of Stock Options(1)	Value of Time Vested Restricted Stock(2)	Value of Performance Shares Restricted Stock(2)	Total Value of 2017 Long Term Incentive Grants
Aaron Jagdfeld	$1,600,011	$800,033	$800,033	$3,200,077
York Ragen	$410,012	$205,013	$205,013	$820,038
Patrick Forsythe	$274,514	$137,251	$137,251	$549,016
Russell Minick	$420,009	$210,028	$210,028	$840,065
Erik Wilde	$107,813	$53,921	$53,921	$215,655

(1)
Value of time-vested stock options at March 2017 grant date.

(2)
Value of time-vested restricted stock at March 2017 grant date.

        The named executive officers also hold shares of performance awards granted in 2015, subject to three-year performance conditions. This grant was intended to encourage target revenue growth measured in compound annual growth rate (CAGR) and target EBITDA margin percentages during a three-year performance period (2015-2017). Specifically, if revenue growth (CAGR) and average EBITDA margin percentages during the period were achieved within a defined target range, the named executive officers would earn from 10% to 200% of their target performance share awards. The revenue growth (CAGR) and EBITDA margin targets were set at a level, given business conditions at the time the awards were granted, that were designed to be challenging but achievable with strong management performance. After the conclusion of the three-year period, the Performance Share Targets were measured against actual financial results for Generac Power Systems, Inc. excluding any subsidiaries acquired during the three-year period. Although the minimum EBITDA margin was achieved, the minimum financial performance for Revenue Growth (CAGR) was not achieved and therefore no vesting occurred for the three-year performance period from 2015 - 2017. The minimum, target, maximum and actual results for the three-year performance awards are reflected below:

Performance Measure	Minimum	Target	Maximum	Actual Three Year Results
Revenue Growth (CAGR)	5.0%	8%	11%	–4.09%
EBITDA Margin %	20%	23%	26%	21.60%

OTHER PRACTICES, POLICES & GUIDELINES

  Stock Ownership Guidelines

        The Compensation Committee believes that it is in the best interest of Generac and its stockholders to align the financial interests of the Company's officers and directors with those of Generac's stockholders by requiring officers and directors to establish and maintain a permanent minimum ownership position in Company stock (based on the market value of our common stock), and by limiting the ability to sell Company stock until guideline ownership levels have been achieved. In addition, the Compensation Committee believes that the investment community values stock ownership by such officers and that share ownership demonstrate a commitment to and belief in the long-term strategic direction of Generac.

        Accordingly, stock ownership guidelines have been established for the Company's officers and directors. In 2017 a total of 15 individuals, including all of the named executive officers and directors, were covered under this stock ownership policy.

        Effective June 2017 stock ownership guidelines were revised as follows:

Position/Level	Multiple of Salary Requirement
CEO	4.0X annual base pay
Directors	3.0X annual cash retainer
CFO, EVP & SVP	2.0X annual base pay
Group Vice Presidents/GM	1.0X annual base pay

        Executives are expected to build ownership value over time as a result of their performance and participation in the Company's equity compensation programs. Under the guidelines, no time period is specified for compliance. The following retention ratios will apply to each executive based on years of service and percentage of the guideline that has been achieved. Under the stock ownership guidelines, (i) an executive that has met 50% of the multiple of salary guideline and has less than 5 years of service has a 50% retention ratio, (ii) an executive that has met 50% of the multiple of salary guideline and has five or more years of service has a 25% retention ratio and (iii) an executive that has met less than 50% of the multiple of salary guideline has a 75% retention ratio. The Compensation Committee will assess progress towards meeting the guidelines on an annual basis. Effective September 2017 the Compensation Committee approved a change to include unvested restricted shares in the determination of ownership. As of March 2018 four of the five NEOs, including the CEO and CFO, have met their ownership guidelines. Erik Wilde joined Generac in July 2016 and is progressively increasing his ownership as expected under the above guidelines.

        Directors have five years to meet their minimum ownership requirement. Effective April 2018 the Board approved new stock ownership guidelines for outside Directors as follows:

Position/Level	Multiple of Retainer Requirement
Directors	5.0X annual cash retainer

  Benefits and Perquisites

        Generac does not provide for special medical, dental, insurance or disability benefits for the named executive officers beyond that offered to all employees. In addition, Generac does not offer special perquisites for any of the named executive officers.

  Retirement Plans

        The named executive officers are eligible to participate in the Generac Power Systems, Inc. Employees 401(k) Savings Plan on the same terms as other participating employees.

        We also provide retirement benefits to certain named executive officers under the terms of the Generac Power Systems Inc. Salaried, Technical & Clerical Employees Pension Plan (the "Plan"). The Plan is a tax qualified defined benefit pension plan. Consistent with our focus on performance-based compensation (as opposed to compensation based on tenure), the Plan was frozen effective December 31, 2008, resulting in a cessation of all future benefit accruals under the Plan. The named executive officers participate in the Plan on the same terms as our other participating employees.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed the "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" section with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" section be included in this Proxy Statement, which will be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Todd Adams, Chair Bennett Morgan John Bowlin William Jenkins

 2017 Summary Compensation Table

        The following table shows compensation information for 2015, 2016 and 2017 for our named executive officers.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	Change in pension value ($)	All other compensation ($)(3)	Total ($)
Aaron Jagdfeld	2017	824,658	—	1,600,066	1,600,011	776,880	58,179	48,363	4,908,156
Chairman, President	2016	794,932	—	1,500,042	1,500,010	364,800	24,852	22,204	4,206,840
and Chief Executive	2015	750,000	—	1,125,007	1,125,013	—	—	33,184	3,033,204
Officer
York Ragen	2017	408,219	—	410,026	410,012	236,160	7,883	32,995	1,505,296
Chief Financial	2016	398,918	—	400,029	400,009	110,000	3,369	23,727	1,336,052
Officer	2015	382,041	—	385,043	385,001	—	—	18,720	1,170,805
Russell Minick	2017	417,329	—	420,056	420,009	239,400	—	28,858	1,525,652
Chief Marketing	2016	404,658	—	303,809	303,752	113,400	—	2,758	1,128,377
Officer	2015	392,041	—	296,297	296,265	—	—	3,331	987,934
Patrick Forsythe	2017	364,397	—	274,502	274,514	215,208	5,794	8,100	1,142,515
Executive Vice	2016	356,962	—	267,794	267,755	101,745	2,574	7,950	1,004,779
President Global	2015	350,000	—	500,012	500,003	175,000	—	65,085	1,590,100
Engineering
Erik Wilde	2017	344,110		107,842	107,813	196,650	—	8,100	764,515
Executive Vice	2016	146,247		—	—	100,000	—	2,882	249,129
President Industrial—	2015	—	—	—	—	—	—	—	—
Americas

(1)
The amounts reported for 2017 represent the aggregate grant date fair value for awards of restricted stock and stock options and are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. See Note 15 to the Consolidated Financial Statements included in our Annual Report on form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating these amounts. All amounts represent potential future income calculated for financial reporting purposes; actual amounts recognized by the named executive officers may be materially different depending on, among other things, the Company's stock price performance and the period of service of the executive.

(2)
The non-equity incentive plan compensation column reflects cash incentive awards earned pursuant to our Annual Performance Bonus Plan as previously described. These awards are earned during the year reflected and paid in the following year.

(3)
All other compensation represents the employer matching contributions and employer non-elective contributions of the defined contribution plan and cash payouts of unused vacation. Included in the number for Mr. Jagdfeld, Ragen and Minick are $32,163, $22,195 and $20,758, respectively, for unused 2017 vacation time.

Grants of Plan-Based Awards in 2017

        The following table indicates potential cash incentive compensation under our Incentive Compensation Plan based on 2017 performance and equity awards granted in 2017 under our 2010 Equity Incentive Plan.

									All other option awards: number of securities underlying options (#)(4)
		Possible payouts under non-equity incentive plan awards(1)			Possible payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units (#)(3)
										Exercise or base price of option awards ($/sh)(5)	Grant date fair value of stock and option awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Aaron Jagdfeld	—	132,800	664,000	1,867,500	—	—	—	—	—	—	—
	3/1/17	—	—	—	—	19,941	39,882	—	—	—	800,033
	3/1/17	—	—	—	—	—	—	19,941	—	—	800,033
	3/1/17	—	—	—	—	—	—	—	95,069	$40.12	1,600,011
York Ragen	—	41,000	205,000	512,500	—	—	—	—	—	—	—
	3/1/17	—	—	—	—	5,110	10,220	—	—	—	205,013
	3/1/17	—	—	—	—	—	—	5,110	—	—	205,013
	3/1/17	—	—	—	—	—	—	—	24,362	$40.12	410,012
Russell Minick	—	42,000	210,000	525,000	—	—	—	—	—	—	—
	3/1/17	—	—	—	—	5,235	10,470	—	—	—	210,028
	3/1/17	—	—	—	—	—	—	5,235	—	—	210,028
	3/1/17	—	—	—	—	—	—	—	24,956	$40.12	420,009
Patrick Forsythe	—	36,600	183,000	457,500	—	—	—	—	—	—	—
	3/1/17	—	—	—	—	3,421	6,842	—	—	—	137,251
	3/1/17	—	—	—	—	—	—	3,421	—	—	137,251
	3/1/17	—	—	—	—	—	—	—	16,311	$40.12	274,514
Erik Wilde	—	—	—	431,250	—	—	—	—	—	—	—
	3/1/17	—	—	—	—	1,344	2,688	—	—	—	53,921
	3/1/17	—	—	—	—	—	—	1,344	—	—	53,921
	3/1/17	—	—	—	—	—	—	—	6,406	$40.12	107,813

(1)
Under the Annual Performance Bonus Plan, the Compensation Committee approved a 2017 Executive Management Incentive Plan. For additional information regarding the Annual Performance Bonus Plan, please see the Compensation Discussion and Analysis.

(2)
Represents an award of restricted stock with performance features which vests from 0% to 200% on the third anniversary of the grant date based on meeting certain Company performance goals relating to 2017-2019 fiscal years.

(3)
Represents an award of restricted stock, vesting in equal installments on each anniversary of the date of grant over three years.

(4)
Represents an award of stock options, vesting 25% on each anniversary of the date of grant over four years.

(5)
The grant date fair values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. See Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating these amounts.

 2017 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2017:

	Option awards					Stock awards
									Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable				Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)

				Option exercise price ($)(17)
					Option expiration date

Name
Aaron Jagdfeld	62,087	—	(2)	$15.94	02/24/22	—		—	—		—
	69,501	—	(3)	$29.81	03/14/23	—		—	—		—
	35,367	11,789	(4)	$57.63	02/28/24	—		—	—		—
	—	—		—	—	—		—	14,201	(14)	703,234
	26,821	26,820	(5)	$49.70	02/13/25	3,773	(9)	186,839	—		—
	27,263	81,789	(7)	$33.23	02/18/26	15,049	(11)	745,226	—		—
	—	—		—	—	—		—	22,574	(15)	1,117,864
	—	95,069	(8)	$40.12	03/01/27	19,941	(13)	987,478	—		—
	—	—		—	—	—		—	19,941	(16)	987,478
York Ragen	106,294	—	(1)	$2.00	02/10/20	—		—	—		—
	17,716	—	(2)	$15.94	02/24/22	—		—	—		—
	19,335	—	(3)	$29.81	03/14/23	—		—	—		—
	10,328	3,442	(4)	$57.63	02/28/24	—		—	—		—
	—	—		—	—	—		—	4,860	(14)	240,667
	9,179	9,179	(5)	$49.70	02/13/25	1,291	(9)	63,930	—		—
	7,270	21,811	(7)	$33.23	02/18/26	4,013	(11)	198,724	—		—
	—	—		—	—	—		—	6,020	(15)	298,110
	—	24,362	(8)	$40.12	03/01/27	5,110	(13)	253,047	—		—
	—	—		—	—	—		—	5,110	(16)	253,047
Russell Minick	7,746	2,582	(4)	$57.63	02/28/24	—		—	—		—
	—	—		—	—	—		—	3,740	(14)	185,205
	—	14,126	(5)	$49.70	02/13/25	994	(9)	49,223	—		—
	—	16,562	(7)	$33.23	02/18/26	3,048	(11)	150,937	—		—
	—	—		—	—	—		—	4,572	(15)	226,405
	—	24,956	(8)	$40.12	03/01/27	5,235	(13)	259,237	—		—
	—	—		—	—	—		—	5,235	(16)	259,237
Patrick Forsythe	20,893	20,893	(6)	$28.36	08/10/25	5,878	(10)	291,079	—		—
	4,867	14,599	(7)	$33.23	02/18/26	2,687	(11)	133,060	—		—
	—	—		—	—	—		—	4,030	(15)	199,566
	—	16,311	(8)	$40.12	03/01/27	3,421	(13)	169,408	—		—
	—	—		—	—	—		—	3,421	(16)	169,408
Erik Wilde	—	—		—	—	4,796	(12)	237,498	—		—
	—	6,406	(8)	$40.12	03/01/27	1,344	(13)	66,555	—		—
	—	—		—	—	—		—	1,344	(16)	66,555

(1)
These options were granted on February 10, 2010, and vest in 20% increments on each of the first through fifth year anniversaries of the date of grant.

(2)
These options were granted on February 24, 2012, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(3)
These options were granted on March 14, 2013, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(4)
These options were granted on February 28, 2014, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(5)
These options were granted on February 13, 2015, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(6)
These options were granted on August 10, 2015, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(7)
These options were granted on February 18, 2016, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(8)
These options were granted on March 1, 2017, and vest in 25% increments on each of the first through fourth anniversaries of the grant date.

(9)
Represents an award of restricted stock granted February 13, 2015, and vests in equal installments on each of the first through third year anniversaries of the grant date.

(10)
Represents an award of restricted stock granted August 10, 2015, and vests in equal installments on each of the first through third year anniversaries of the grant date.

(11)
Represents an award of restricted stock granted February 18, 2016, and vests in equal installments on each of the first through third year anniversaries of the grant date.

(12)
Represents an award of restricted stock granted August 4, 2016, and vests in equal installments on each of the first through third year anniversaries of the grant date.

(13)
Represents an award of restricted stock granted March 1, 2017, and vests in equal installments on each of the first through third year anniversaries of the grant date

(14)
Represents an award of restricted stock with performance features granted May 4, 2015, which vests from 0% to 200% on the third anniversary of the grant date based on meeting certain Company performance goals relating to 2015-2017 fiscal years.

(15)
Represents an award of restricted stock with performance features granted February 18, 2016, which vests from 0% to 200% on the third anniversary of the grant date based on meeting certain Company performance goals relating to 2016-2018 fiscal years.

(16)
Represents an award of restricted stock with performance features granted March 1, 2017, which vests from 0% to 200% on the third anniversary of the grant date based on meeting certain Company performance goals relating to 2017-2019 fiscal years.

(17)
In connection with the Company's June 2012 $6.00/share special dividend and June 2013 $5.00/share special dividend, our Board of Directors reduced the exercise prices of options granted prior to the dividend dates by the amount of the dividend in accordance with the Plan provisions. The exercise price reported in this table represents the exercise price after adjusting for such dividend.

 Option Exercises and Stock Vested in 2017

        The following table sets forth information regarding option exercises and the vesting of stock awards during 2017 for our named executive officers:

	Option Exercises and Stock Vested in 2017
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)
Aaron Jagdfeld	—	—	18,721	$758,066
York Ragen	—	—	5,467	$221,791
Russell Minick	17,328	$213,014	4,143	$168,125
Patrick Forsythe	—	—	7,221	$273,868
Erik Wilde	—	—	2,399	$91,690

(1)
The actual shares received after withholding shares using the net share settlement method to cover the tax liability resulting from the vesting of such shares were 12,404, 3,556, 2,657, 4,721 and 1,592 for Mr. Jagdfeld, Mr. Ragen, Mr. Minick, Mr. Forsythe and Mr. Wilde, respectively.

Pension Benefits for 2017

        The following table presents information regarding the present value of accumulated benefits that may become payable to the named executive officers under the Plan.

Name	Plan Name	Number of years credited service	Present value of accumulated benefit(1)	Payments during last fiscal year
Aaron Jagdfeld	Generac Power Systems, Inc.	14	342,520	—
	Salaried, Technical & Clerical Employees Pension Plan
York Ragen	Generac Power Systems, Inc.	3	46,506	—
	Salaried, Technical & Clerical Employees Pension Plan
Russell Minick	Generac Power Systems, Inc.	—	—	—
	Salaried, Technical & Clerical Employees Pension Plan
Patrick Forsythe	Generac Power Systems, Inc.	5	38,759	—
	Salaried, Technical & Clerical Employees Pension Plan
Erik Wilde	Generac Power Systems, Inc.	—	—	—
	Salaried, Technical & Clerical Employees Pension Plan

(1)
The accumulated benefit is based on service and earnings considered by the Plan for the period through December 31, 2008, at which time the Plan was frozen. Present value has been calculated assuming the named executive officers will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the Plan. The interest assumption is 3.60%. The post retirement mortality assumption is based on the RP-2014 Healthy Annuitant Mortality for Males or Females, as appropriate adjusted backwards to 2006 base year by Projection Scale MP-2014, then generational projection forward by Projection Scale MP-2017. For purposes of calculating benefits, average annual compensation is limited by Section 401(a)(17) of the Internal Revenue Code and is based upon wages, salaries and other amounts paid to the employee. Under the Plan, a participant earns a vested right to an accrued benefit upon completion of five years of vesting service. See Note 14—Benefit Plans to our consolidated financial statements in the 2017 Annual Report on Form 10-K for more information.

  Pay Ratio Disclosure

        In accordance with Item 402(u) of Regulation S-K, passed as part of the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010, we determined the ratio of the annual total compensation of Mr. Jagdfeld relative to the annual total compensation of our median employee. We identified our median employee using a multistep process that is permitted under the SEC rules. We first examined the annual cash compensation paid to each employee during 2017, which we gathered from payroll data. The total number of employees was 4,145. For purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO and median employee's annual total compensation were calculated consistent with the disclosure requirement of executive compensation under the Summary Compensation Table (SCT) as follows:

  •
  Median of annual employee excluding CEO: $38,639

  •
  Annual Total Compensation of CEO: $4,908,156

  •
  Ratio of CEO annual total compensation to median employee compensation: 127:1

To determine the pay ratio, we examined the 2017 annualized base salaries for all individuals, who were employed by us as of November 1, 2017. In accordance with Item 402(u), we included all full-time, part-time, and seasonal employees.

36

Employment Agreements and Severance Benefits

        Mr. Jagdfeld is subject to an employment agreement with the Company which, as of November 5, 2015, provides for a three-year term.

        In the event Mr. Jagdfeld's employment is terminated by us without Cause or by the executive for Good Reason, we are obligated to provide severance benefits.

        Cause is defined as the executive's: (a) willful and continued failure to substantially perform his or her duties; (b) gross negligence or willful misconduct in the performance of his or her duties; (c) commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or a material act of dishonesty against us; (d) indictment for a felony; or (e) drug addiction or habitual intoxication that adversely effects his or her performance or the reputation or best interests of the Company.

        In Mr. Jagdfeld's employment agreement, Good Reason is defined as: (a) a reduction in excess of 5% of the executive's base salary or target bonus opportunity, excluding across the board reductions affecting all senior executives; (b) a material reduction of the executive's duties or responsibilities that has not been cured within 20 days after written notice has been given; (c) a failure of the Company to make available to the executive the type of employee benefits which are available to the executive as of November 5, 2015; (d) a requirement by us that the executive be based in an office that is 50 miles or more from his principal place of employment as of November 5, 2015; and (e) a material breach of any material term or condition of the employment agreement by us that has not been cured within 20 days after written notice has been given.

        All severance payments are subject to the executive's execution and effectiveness of a release of claims in the form attached to the employment agreement, and the executive's continued compliance with a Restrictive Covenant Agreement (as defined herein).

        If we terminate Mr. Jagdfeld's employment for Cause, or if the executive terminates his employment without Good Reason, the executive is entitled only to the obligations already accrued under his or her employment agreement. If we terminate Mr. Jagdfeld's employment without Cause or if the executive terminates his employment for Good Reason, the executive is entitled to (1) any accrued but unpaid base salary and vacation pay through the Termination Date (as defined in each employment agreement), payable within thirty days following such Termination Date, (2) any earned annual bonus for the fiscal year during which the Termination Date occurred (and the annual bonus for the prior fiscal year, if earned but not yet paid), payable in accordance with our usual bonus payment schedule, and (3) continued participation for the executive and his or her spouse and dependents in our medical, hospitalization, dental and life insurance programs for a period of 24 months at our expense commencing on the Termination Date, and the executive would be entitled to full COBRA rights following the termination of such benefits. In addition, Mr. Jagdfeld would be entitled to continued payment of his base salary for a period of 24 months commencing on the Termination Date, payable in accordance with our standard payroll practices, and payments equal to 200% of the executive's target annual bonus for the year in which the Termination Date occurs, payable in equal installments over a period of 24 months commencing on the Termination Date.

        The following table sets forth the severance benefits that would have been payable to Mr. Jagdfeld if we had terminated Mr. Jagdfeld's employment agreement without Cause on December 31, 2017 or if he terminated his employment agreement for Good Reason:

Executive	Severance Period	2X Salary	2X Target Bonus	Benefits	Value of Accelerated Equity(1)	Total Severance
Aaron Jagdfeld	24 months	$1,660,000	$1,328,000	$33,124	$6,954,111	$9,975,235

(1)
Represents the value of the long-term incentive awards to be received upon a qualifying termination of employment. Under the terms of the restricted stock agreements and option agreements, if within the one year period following a change in control, the participant's employment is terminated without cause, the participant's outstanding restricted stock and stock options shall vest as of the date of such termination of employment. In the case of the outstanding restricted stock awards, the equity value represents the value of the shares (determined by multiplying the closing price of $49.52 per share on December 31, 2017 by the number of unvested shares of restricted stock that would vest upon termination of employment). In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $49.52 per share on December 31, 2017 and (ii) the number of unvested option shares that would vest following termination

        Simultaneously with the execution of Mr. Jagdfeld's employment agreement, we entered into a confidentiality, non-competition and intellectual property agreement ("Restrictive Covenant Agreement") with Mr. Jagdfeld. Pursuant to the Restrictive Covenant Agreement, Mr. Jagdfeld has agreed to maintain Confidential Information (as defined in the Restrictive Covenant Agreement) in confidence and secrecy and has agreed not to compete with us or solicit any of our employees during his employment and for a period of 24 months following his termination.

        Although they have not entered into employment agreements, Mr. Ragen, Mr. Minick, Mr. Forsythe and Mr. Wilde have also signed employee nondisclosure and non-compete agreements. Our salary and bonus arrangements with Mr. Ragen, Mr. Minick, Mr. Forsythe and Mr. Wilde are described under "Compensation Discussion and Analysis—2017 Executive Compensation Program Decisions."

        Additionally, we entered into Change in Control Severance Agreements with Messrs. Ragen, Minick, Forsythe and Wilde, under which each executive is entitled to severance benefits under certain circumstances following a Change in Control. Under the agreements, an executive is entitled to severance benefits upon termination of employment by us without Cause or by the executive for Good Reason during the twelve-month period following a Change in Control. The term of each agreement continues until one year after a Change in Control. The Compensation Committee approved the terms of these agreements which it believes to be similar to agreements prevalent within our industry and for companies of similar size and structure.

        Under the agreements, a Change in Control is defined as a: (a) change in our ownership, such that any one person or more than one person acting as a group, other than a subsidiary, acquires ownership of our stock that constitutes more than 50% of the total fair market value or total voting power of our stock; (b) change in effective control, such that the individuals who currently constitute our Board of Directors cease for any reason to constitute at least a majority of the Board of Directors during any twelve-month period, provided, however, that (i) if the election or nomination for election by our stockholders of any new director was approved by a vote of at least a majority of the existing Board of Directors, then such new director shall be considered a member of the existing Board of Directors, and (ii) any reductions in the size of the Board of Directors that are instituted by the existing Board of Directors shall not constitute a Change in Control, and that after such reduction, the existing Board of

Directors shall mean the Board of Directors as so reduced; and (c) change in the ownership of a substantial portion of our assets, such that one person or more than one person acting as a group, other than a subsidiary, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by the person or persons) our assets that have a total gross fair market value (as determined in good faith by the Board of Directors without regard to any liabilities associated with such assets) of more than 50% of the total gross fair market value of all our assets immediately prior to such acquisition or acquisitions.

        Cause is defined as the executive's: (a) material breach of any of his obligations under any written agreement with us or our affiliates; (b) material violation of any of our policies, procedures, rules and regulations applicable to employees generally or to similarly situated employees, as they may be amended from time to time; (c) failure to reasonably and substantially perform his duties, other than as a result of physical or mental illness or injury; (d) willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to our business, reputation or prospects; (e) fraud or misappropriation of funds; or (f) commission of a felony or other serious crime involving moral turpitude.

        Good Reason is defined as: (a) a material and adverse reduction in the nature or scope of the authority or title held by the executive or duties assigned to the executive; or (b) the relocation of the executive's principal place of employment more than 50 miles from its location within one year of the effective date of the Change in Control; provided that written notice must be provided to us within 60 days following the occurrence of such event and we have 30 days to cure such event.

        If we terminate the employment of the executive without Cause or if the executive terminates his employment for Good Reason during the twelve-month period following a Change in Control, the executive is entitled to receive from us: (1) a cash amount equal to any accrued but unpaid base salary and vacation pay through the date of the executive's termination of employment, payable within 30 days following the date of the executive's termination of employment; (2) a cash amount equal to twelve months of the executive's base salary as of the date of the executive's termination of employment, which shall be paid in accordance with our normal payroll practices over the twelve-month period following the date of the executive's termination of employment; (3) a cash amount equal to one times the executive's base salary multiplied by the executive's target annual bonus level for the fiscal year during which the executive's termination of employment occurs, which shall be paid in accordance with our normal payroll practices over the twelve-month period following the date of the executive's termination of employment; and (4) reimbursement (or direct payment to the carrier) for twelve months following the executive's termination of employment for the premium costs incurred by the executive (and his spouse and dependents, where applicable) to obtain COBRA coverage, pursuant to one of the group health plans sponsored by us, and only if the executive is participating in the group health plan as of the date of termination.

        Assuming that the agreements were in place, if we had terminated the employment of Messrs. Ragen, Forsythe, Minick and Wilde without Cause or if they terminated their employment for

Good Reason on December 31, 2017 and such date was within the twelve-month period following a Change in Control, they would have been entitled to the amounts set forth in the following table:

Executive	Change in Control Severance Period	Salary	Bonus	Benefits	Value of Accelerated Equity(1)	Total Severance
York Ragen	12 months	$410,000	$205,000	$18,322	$1,891,830	$2,525,153
Russ Minick	12 months	$420,000	$210,000	$16,562	$1,634,626	$2,281,188
Patrick Forsythe	12 months	$366,000	$183,000	$11,637	$1,795,757	$2,356,394
Erik Wilde	12 months	$345,000	$172,500	$16,562	$430,824	$964,886

(1)
Represents the value of the long-term incentive awards to be received upon a qualifying termination of employment. Under the terms of the restricted stock agreements and option agreements, if within the one-year period following a change in control, the participant's employment is terminated by the Company without cause (or by the participant for good reason), the participant's outstanding restricted stock and stock options shall vest as of the date of such termination of employment. In the case of the outstanding restricted stock awards, the equity value represents the value of the shares (determined by multiplying the closing price of $49.52 per share on December 31, 2017 by the number of unvested shares of restricted stock that would vest upon termination of employment). In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $49.52 per share on December 31, 2017 and (ii) the number of unvested option shares that would vest following termination

        All severance benefits are subject to the executive's execution and the effectiveness of a release of claims and continued compliance with the nondisclosure and noncompete agreement that each executive has entered into.

 2017 DIRECTOR COMPENSATION

        Non-employee directors are paid in accordance with the Company's Non-Employee Director Compensation Summary, as amended. The following table shows compensation information for 2017 for our Board of Directors.

Name	Fees earned ($)(3)	Stock awards ($)(1)	Total ($)
John D. Bowlin	—	200,738	200,738
David A. Ramon	70,000	100,005	170,005
Robert Dixon	80,000	100,042	180,042
Todd Adams	—	210,085	210,085
Bennett Morgan	—	195,096	195,096
Andrew Lampereur	90,000	100,005	190,005
Kathryn Roedel	70,000	100,005	170,005
William Jenkins(2)	—	158,629	158,629
Dominick Zarcone(2)	70,000	100,005	170,005

(1)
Represents shares received in connection with annual equity portion of compensation. The amounts indicated represent the aggregate grant date fair value for awards of stock (including Deferred Stock Units), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. See Note 15 to the Consolidated Financial Statements included in our Annual Report on form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating these amounts.

(2)
William Jenkins was elected to the Board of Directors on March 1, 2017. Dominick Zarcone was elected to the Board of Directors on December 15, 2016, effective January 1, 2017.

(3)
Once directors have met their minimum stock ownership requirement, they may elect to receive their annual stock grant in cash.

        As of December 31, 2017, each individual who served as an outside director during 2017 had outstanding the following number of stock awards:

Name	Stock awards (#)(2)
John D. Bowlin	20,934
David A. Ramon	17,188
Robert Dixon	11,662
Todd Adams	13,609
Bennett Morgan	13,256
Andrew Lampereur	7,501
Kathryn Roedel	2,833
William Jenkins(1)	4,155
Dominick Zarcone(1)	2,833

(1)
William Jenkins was elected to the Board of Directors on March 1, 2017. Dominick Zarcone was elected to the Board of Directors on December 15, 2016, effective January 1, 2017.

(2)
With respect to Ms. Roedel and Messrs. Morgan, Adams, Lampereur, Zarcone, Dixon, and Jenkins, the number of shares beneficially owned includes 2,833, 469, 3,314, 3,322,

  380, 1,417, and 1,417 Deferred Stock Units, respectively, all of which were issued pursuant to the Company's Deferred Stock Unit Plan for Non-Employee Directors, effective April 1, 2017.

During 2017, the fee paid to the Chairman of the Audit Committee was $5,000 per quarter, while the fee paid to the Chairman of the Compensation Committee and the Nominating and Governance Committee was $2,500 per quarter. The fee paid to the Lead Director was $6,250 per quarter. Our non-employee directors are reimbursed for out-of-pocket expenses incurred in connection with rendering board services.

2017 Equity Compensation Plan Information at Fiscal Year-End

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	1,472,130	$33.11	3,918,920
Equity compensation plans not approved by security holders(1)	—	—	—

(1)
Not applicable. There were no equity compensation plans not approved by the security holders.

RELATED PERSON TRANSACTIONS

Policies for Approval of Related Person Transactions

        We adopted a written policy relating to the approval of related person transactions. Our Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (1) our directors, director nominees, or executive officers or their immediate family members, (2) any five percent record or beneficial owner of our common stock, or (3) any immediate family member of any person specified in (1) and (2) above. Our Chief Financial Officer is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related person transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.

        As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider:

  •
  the nature of the related person's interest in the transaction;

  •
  the availability of other sources of comparable products or services;

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction; and

  •
  the importance of the transaction to us.

        Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

        There were no related person transactions required to be disclosed since January 1, 2017 and no such transactions are currently proposed.

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors recommends that the stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018.

        Although the Company is not required to seek stockholder approval of this appointment, the Board of Directors believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

        The Board of Directors unanimously recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

 Principal Accounting Fees and Services

        Deloitte & Touche LLP audited our financial statements for the years ended December 31, 2017 and 2016 and currently serves as our independent registered public accounting firm. The following table presents fees paid for the audit of our annual consolidated financial statements and all other professional services for each of the last two years:

	For the Years Ended December 31,
	2017	2016
Audit Fees	$1,131,000	$1,034,291
Audit-related fees	$103,000	$85,343
Tax fees	$184,000	$158,000
All other fees	$2,000	$2,000

Total Fees	$1,420,000	$1,279,634

        The services provided by Deloitte & Touche were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, based on advice from Deloitte & Touche, that the provision of such services has not adversely affected Deloitte & Touche's independence.

        According to its charter, the Audit Committee is responsible for approving all audit engagement fees, terms and non-audit engagements with the independent auditors on behalf of the Company in advance of providing any service.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As required by Regulation 14A of the Securities Exchange Act, we are offering our stockholders an opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board and the Compensation Committee will consider the voting results when making future compensation decisions.

        At the 2017 Annual Meeting of Stockholders, we provided our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for the 2017 Annual Meeting, and our stockholders overwhelmingly approved the proposal, with more than 84% of the votes cast in favor. Also at the 2017 Annual Meeting, we asked our stockholders to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years, with our Board recommending an annual advisory vote. Because our Board views it as a good corporate governance practice, and because at our 2017 Annual Meeting more than 90% of the votes cast were in favor of an annual advisory vote, we again are asking our stockholders to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        As described in the "Compensation Discussion and Analysis" section of this proxy statement, we believe that our executive compensation program enables us to attract, retain, and motivate a high-performance executive management team that improves our fundamental financial performance and provides value to the long-term interests of Generac and its stockholders.

        We ask for your advisory vote on the following resolution:

  •
  "RESOLVED, that the stockholders hereby approve the compensation of Generac's named executive officers, as described in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission."

        The Board of Directors unanimously recommends a vote "FOR" approval of this proposal.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company's financial statements and financial reporting process and the Company's systems of internal accounting and financial controls; (ii) the performance of the internal audit services function; (iii) the annual independent audits of the Company's financial statements and management's report regarding the effectiveness of the Company's system of internal control over financial reporting, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company's disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out in the committee's charter. The Audit Committee has the responsibility for the engagement and retention of the Company's independent registered public accounting firm and the approval of all audit and other engagement fees.

        In discharging its responsibilities, the Audit Committee is not itself responsible for the planning or conducting of audits or for any determination that the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. The Company's management is primarily responsible for its financial statements and the quality and integrity of the reporting process. The independent registered public accounting firm Deloitte & Touche, LLP is responsible for auditing those financial statements with accounting principles generally accepted in the United States of America.

        In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2017, management's report of the effectiveness of the Company's system of internal control over financial reporting and Deloitte & Touche's report of the effectiveness of the Company's system of internal control over financial reporting with the Company's management and representatives of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, as well as by SEC regulations. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

        Deloitte & Touche audited the financial records of the Company and its subsidiaries for the year ended December 31, 2017 and has served as the Company's independent registered public accounting firm since 2016. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        In reliance on its review of the audited consolidated financial statements, the review of the report of management on the effectiveness of the Company's internal control over financial reporting and Deloitte & Touche's report thereon, the discussions referred to above and the receipt of the written disclosures referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors on April 17, 2018.

Andrew Lampereur, Chair David Ramon Robert Dixon Dominick Zarcone

 OTHER BUSINESS

        The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

PROPOSALS BY STOCKHOLDERS

        Proposals that stockholders wish to submit for inclusion in our proxy statement and related form of proxy for our 2019 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act must be received by us at S45 W29290 Hwy. 59, Waukesha, WI 53189, attention of Raj Kanuru, Senior Vice President, General Counsel, and Secretary, no later than December 28, 2018, unless the date of our 2019 annual meeting is more than 30 days before or after June 21, 2019, in which case the deadline will be a reasonable time before we begin to print and mail our proxy materials. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

        With respect to proposals submitted by a stockholder other than for inclusion in our proxy statement and related form of proxy for our 2019 annual meeting of stockholders, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no later than the close of business on March 29, 2019 nor earlier than the close of business on February 28, 2019, unless the date of our 2019 annual meeting is more than 30 days before or 60 days after June 21, 2019, in which case notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by our Bylaws. Any proxies solicited by the Board of Directors for the 2019 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

        It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

By Order of the Board of Directors,

Raj Kanuru Senior Vice President, General Counsel, and Secretary

MMMMMMMMMMMM . Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 below and a vote FOR Proposals 2 and 3, respectively: + 1. Election of Class III directors: For Withhold For Withhold For Withhold 01 - Robert D. Dixon 02 - David A. Ramon 03 - William Jenkins 04 - Kathryn Roedel For Against Abstain ForAgainst Abstain 2. Proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018. 3. Advisory vote on the non-binding “say-on-pay” resolution to approve the compensation of our executive officers. OTHER BUSINESS The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, or any adjournment or postponement thereof, the proxies named hereby will have discretionary authority to vote the shares thereby represented in accordance with their best judgment. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 3 5 6 9 0 7 2 02TSPB MMMMMMMMM B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Generac Holdings Inc. This proxy is solicited by the Board of Directors for the Annual Meeting on June 21, 2018 York A. Ragen, Chief Financial Officer of Generac Holdings Inc., and Raj Kanuru, General Counsel and Secretary of Generac Holdings Inc., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Generac Holdings Inc. to be held on June 21, 2018 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees listed on the reverse side hereof and a vote FOR Proposals 2 and 3, respectively. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. (Items to be voted appear on reverse side.)

MMMMMMMMMMMM . Admission Ticket MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 21, 2018, the day of the meeting date. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/GNRC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 below and a vote FOR Proposals 2 and 3, respectively: + 1. Election of Class III directors: For Withhold For Withhold For Withhold 01 - Robert D. Dixon 02 - David A. Ramon 03 - William Jenkins 04 - Kathryn Roedel For Against Abstain ForAgainst Abstain 2. Proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018. 3. Advisory vote on the non-binding “say-on-pay” resolution to approve the compensation of our executive officers. OTHER BUSINESS The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, or any adjournment or postponement thereof, the proxies named hereby will have discretionary authority to vote the shares thereby represented in accordance with their best judgment. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 5 6 9 0 7 1 02TSOB MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. 2018 Annual Meeting Admission Ticket 2018 Annual Meeting of the Stockholders of Generac Holdings Inc. June 21st, 2018, 9:00 AM Local Time Generac corporate headquarters S45 W29290 Hwy. 59, Waukesha, WI 53189 Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Generac Holdings Inc. This proxy is solicited by the Board of Directors for the Annual Meeting on June 21, 2018 York A. Ragen, Chief Financial Officer of Generac Holdings Inc., and Raj Kanuru, General Counsel and Secretary of Generac Holdings Inc., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Generac Holdings Inc. to be held on June 21, 2018 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees listed on the reverse side hereof and a vote FOR Proposals 2 and 3, respectively. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. (Items to be voted appear on reverse side.)